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                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors of
Guilford Pharmaceuticals Inc.:


We consent to incorporation by reference in the registration statements on Form S-8 (No. 333-17833, No. 333-72319, No. 333-30814, No. 333-56092, No. 333-71218,
No. 333-88716) and the registration statements on Form S-3 (Registration No. 333-35415, No. 333-82397, No. 333-87091, No. 333-50222, No. 333-63576) of
Guilford Pharmaceuticals Inc. of our report dated February 7, 2003 except for paragraph three of Note 20, which is as of March 13, 2003, relating to the consolidated balance sheets of Guilford Pharmaceuticals Inc. and subsidiaries (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and our report dated February 7, 2003 on the related financial statement schedule, which reports appear in the December 31, 2002 annual report on Form 10-K of Guilford Pharmaceuticals Inc. Our reports refer to a change in the Company's revenue recognition policy for non-refundable upfront fees in 2000.


/s/ KPMG LLP

Philadelphia, Pennsylvania
March 27, 2003